                                                                    Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 9, 1999, on the financial statements and financial statement schedules included in Starwood Hotels & Resorts Worldwide, Inc. and Starwood Hotels & Resorts Joint Current Report on Form 8-K dated July 9, 1999 and to all references to our Firm included in this Registration Statement.

                               /s/ ARTHUR ANDERSEN LLP
                               ---------------------------
                               ARTHUR ANDERSEN LLP


New York, New York
October 7, 1999